[logo]PHOENIX                     PHOENIX EQUITY PLANNING CORPORATION
      INVESTMENT PARTNERS         101 Munson Street      Toll Free 800 243-1574
                                  PO Box 88
                                  Greenfield MA 01302-0088



                                  July 23, 1999



Dear Series Fund Shareholder:

We recently sent you a package containing a Proxy Statement requesting your vote on a number of proposals, including the election of Trustees. It has come to our attention that on the proxy ballot included in your package the last names of two nominees for Trustee were spelled incorrectly: Robert Chesek's last name was spelled "Chesck" and Lowell P. Weicker, Jr.'s last name was spelled "Wolcker." The information in the Proxy Statement concerning Mr. Chesek and Governor Weicker is correct. We wish to make you aware of these errors and to advise you that your votes with respect to "R. Chesck" and "L. Wolcker" will be considered voted with respect to Robert Chesek and Lowell P. Weicker, Jr., respectively.

If you wish to revoke your earlier proxy, you may do so at any time before it is exercised by executing and submitting to the Trust a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.

We apologize for this error and any inconvenience or confusion it may have caused you. If you have any questions, please call a customer service representative at 1-800-243-1574 (option 0), between 8:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday.

Sincerely,

/s/Philip R. McLoughlin
Philip R. McLoughlin
President, Phoenix Funds



Mutual funds and variable annuities distributed by Phoenix Equity Planning Corporation.
100 Bright Meadow Boulevard, PO Box 2200, Enfield, CT 06083-2200. 800 243-4361